Exhibit 99.2

KAR HOLDINGS, INC.

OFFER FOR ALL OUTSTANDING

FLOATING RATE SENIOR NOTES DUE 2014

AND THE RELATED SUBSIDIARY GUARANTEES

IN EXCHANGE FOR

FLOATING RATE SENIOR NOTES DUE 2014

AND THE RELATED SUBSIDIARY GUARANTEES

WHICH HAVE BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933, AS AMENDED

OFFER FOR ALL OUTSTANDING

8 3/4% SENIOR NOTES DUE 2014

AND THE RELATED SUBSIDIARY GUARANTEES

IN EXCHANGE FOR

8 3/4% SENIOR NOTES DUE 2014

AND THE RELATED SUBSIDIARY GUARANTEES

WHICH HAVE BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933, AS AMENDED

OFFER FOR ALL OUTSTANDING

10% SENIOR SUBORDINATED NOTES DUE 2015

AND THE RELATED SUBSIDIARY GUARANTEES

IN EXCHANGE FOR

10% SENIOR SUBORDINATED NOTES DUE 2015

AND THE RELATED SUBSIDIARY GUARANTEES

WHICH HAVE BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933, AS AMENDED

                    , 2008

To Brokers, Dealers, Commercial Banks,

Trust Companies and Other Nominees:

KAR Holdings, Inc. (the “Company”) is offering, upon and subject to the terms and conditions set forth in the prospectus dated                    , 2008 (the “Prospectus”), to exchange (the “Exchange Offer”) their Floating Rate Senior Notes due 2014, 8 3/4% Senior Notes due 2014 and 10% Senior Subordinated Notes due 2015 and, in each case, the applicable related subsidiary guarantees, which have been registered under the Securities Act of 1933, as amended, for their outstanding Floating Rate Senior Notes due 2014, 8 3/4% Senior Notes due 2014 and 10% Senior Subordinated Notes due 2015 and, in each case, the applicable related subsidiary guarantees (individually an “Old Note” and collectively, the “Old Notes”). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Exchange and Registration Rights Agreement, dated as of April 20, 2007, by and among the Company, the subsidiary guarantors referred to therein and the initial purchasers referred to therein. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus.

We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

1.	Prospectus dated , 2008; and

2.	A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer.

Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City time, on                , 2008 unless extended by the Company (the “Expiration Date”). Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

A holder may only tender Old Notes by book-entry transfer of the Old Notes into the Exchange Agent’s account at The Depository Trust Company. To participate in the Exchange Offer, a tendering holder must, on or prior to the Expiration Date, transmit an agent’s message to the Exchange Agent, in accordance with the instructions set forth in the Prospectus.

The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all transfer taxes applicable to the exchange of Old Notes pursuant to the Exchange Offer.

Any inquiry you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to Wells Fargo Bank, National Association, the Exchange Agent for the Exchange Offer, at its address and telephone number set forth in the Prospectus under the caption “The Exchange Offer—The Exchange Agent.”

Very truly yours,

KAR HOLDINGS, INC.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS.

Enclosures

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